EXHIBIT 23.01

         CONSENT OF ARTHUR ANDERSEN LLP

        [Arthur Andersen LLP Letterhead]



   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Nos.
33-84046, 333-05695, 333-05697, 333-05699 and 333-
26547.

                       /s/ Arthur Andersen LLP

                       ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 27, 1998